Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS, 11TH FLOOR

NEW YORK, NEW YORK 10105

June 8, 2020

The OLB Group, Inc.

200 Park Avenue, Suite 1700
New York, NY 10166

Re: Registration Statement of The OLB Group, Inc.

Ladies and Gentlemen:

We have acted as United States counsel to The OLB Group, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (File No. 333-232368) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration by the Company with the Commission of (i) shares of the Company’s common stock, par value $0.0001 per share (collectively the “Shares”), (ii) warrants to purchase common stock to be issued to the underwriters named in the Registration Statement (the “Warrants”) and (iii) the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We understand that the Shares are to be sold to the underwriters named in the Registration Statement for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form of which is filed as an exhibit to the Registration Statement, to be entered into by and among the Company and such underwriters (the “Underwriting Agreement”). We further understand that the Warrants are to be issued to the underwriters named in the Registration Statement at the closing of the offering pursuant to the terms of the Underwriting Agreement.

In connection with the opinion expressed herein, we have examined the Underwriting Agreement and the Warrant and we have examined such additional documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, (i) the Shares will be validly issued, fully paid and non-assessable, (ii) the Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable.

Notwithstanding anything in this letter which might be construed to the contrary, we express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law and all applicable judicial determinations in connection therewith. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Furthermore, this opinion is furnished only to the Company, and is solely for the benefit of the Company. This letter may not be relied upon by any other person or entity for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person or entity for any purpose other than the Registration Statement and the transactions contemplated thereby without our prior written consent, which may be granted or withheld in our sole discretion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP